Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

The Shareholders and Board of Directors

Simat, Helliesen & Eichner, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Simat, Helliesen & Eichner, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of SH&E Limited, a consolidated subsidiary, as of December 31, 2006 and 2005 and for the years then ended, which statements reflect total assets and revenue constituting 20% and 15% in 2006 and 15% and 13% in 2005, respectively, of the related consolidated totals. Those statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for SH&E Limited, is based solely on the report of the other auditor.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditor provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditor, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Simat, Helliesen & Eichner, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mahoney Cohen & Company, CPA, P.C.

June 13, 2007

SIMAT, HELLIESEN & EICHNER, INC.

AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2006 and 2005

ASSETS
	2006	2005
Current assets:
Cash and cash equivalents	$4,377,499	$2,030,620
Accounts receivable and work-in-process, net of allowance for doubtful accounts of approximately $1,290,000 in 2006 and $573,000 in 2005 (Note 13)	7,653,114	8,478,927
Prepaid expenses and other current assets	439,430	289,365
Deferred tax asset (Note 9)	1,046,000	166,000

Total current assets	13,516,043	10,964,912

Property and equipment, net (Note 3)	585,341	584,674

Other assets:
Goodwill, net of accumulated amortization of approximately $1,963,000 in 2006 and 2005	2,931,678	2,931,678
Intangible assets, net of accumulated amortization of $191,276 in 2006 and $109,300 in 2005	988,863	1,070,872
Software development costs, net of accumulated amortization of $1,398,653 in 2006 and $1,348,600 in 2005	121,206	23,821
Investments (Note 4)	1,323,342	867,651
Other	77,513	45,013

Total other assets	5,442,602	4,939,035

	$19,543,986	$16,488,621

LIABILITIES AND SHAREHOLDERS’ EQUITY
	2006	2005
Current liabilities:
Current portion of long-term debt (Note 7)	$133,047	$162,949
Income taxes payable	681,175	611,840
Deferred tax liability (Note 9)	84,000	—
Accrued expenses and other current liabilities (Note 12)	4,501,600	3,726,260

Total current liabilities	5,399,822	4,501,049

Note payable - bank (Note 6)	1,500,000	2,000,000

Long-term debt (Note 7)	250,280	383,327

Deferred compensation obligation (Note 10)	1,723,943	1,238,002

Notes payable - former shareholders (Note 8)	579,139	679,139

Deferred tax liability (Note 9)	804,000	558,000

Commitments, contingencies and other comments (Notes 10 and 14)

Shareholders’ equity:
Common stock, $.01 par value (Note 11):
Authorized - 100,000 shares
Issued - 6,657 shares in 2006 and 6,547 shares in 2005	66	65
Additional paid-in capital	2,864,883	2,600,860
Accumulated other comprehensive income	441,698	277,877
Retained earnings	7,558,031	5,582,240

	10,864,678	8,461,042
Less: Treasury stock - 1,959 shares in 2006 and 2005, at cost (Notes 8 and 11)	1,284,414	1,284,414
Stock subscriptions receivable (Note 11)	293,462	47,524

Total shareholders’ equity	9,286,802	7,129,104

	$19,543,986	$16,488,621

The accompanying notes are an integral part of these consolidated financial statements.

SIMAT, HELLIESEN & EICHNER, INC.

AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the Years Ended December 31, 2006 and 2005

	2006	2005
Core consulting revenue	$32,475,231	$27,937,371

Less: Direct project expenses	2,796,212	2,962,538
Less: Fees paid to independent consultants	2,230,209	1,581,372

Net core consulting revenue	27,448,810	23,393,461

Operating expenses	20,040,623	18,069,007

Income from core consulting operations before bonuses, depreciation and amortization and service fees	7,408,187	5,324,454

Bonuses	3,100,000	2,500,000
Depreciation and amortization	459,599	463,605
Service fees (Note 12)	400,000	400,000

Income from operations	3,448,588	1,960,849

Other expense (income):
Interest expense, net of interest income of approximately $93,000 in 2006 and $25,000 in 2005 (Note 8)	95,827	190,732
Foreign exchange losses (gains)	253,027	(24,848)
Other	—	1,397

Net other expense	348,854	167,281

Income before provision for income taxes	3,099,734	1,793,568

Provision for income taxes (Note 9)	1,123,943	769,272

Net income	1,975,791	1,024,296

Other comprehensive income (loss), net of tax (benefit) of approximately $84,000 in 2006 and ($43,000) in 2005:
Foreign currency translation adjustment	163,821	(82,003)

Comprehensive income	$2,139,612	$942,293

The accompanying notes are an integral part of these consolidated financial statements.

SIMAT, HELLIESEN & EICHNER, INC.

AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2006 and 2005

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Treasury Stock		Stock Subscriptions Receivable	Total
	Number of Shares	Amount				Number of Shares	Amount
Balance, January 1, 2005	6,527	$65	$2,552,856	$359,880	$4,557,944	1,917	$(1,271,664)	$(18,394)	$6,180,687

Issuance of common stock	20	—	48,004	—	—	—	—	(47,524)	480

Collection of stock subscriptions receivable	—	—	—	—	—	—	—	18,394	18,394

Purchase of treasury stock	—	—	—	—	—	42	(12,750)	—	(12,750)

Foreign currency translation adjustment	—	—	—	(82,003)	—	—	—	—	(82,003)

Net income	—	—	—	—	1,024,296	—	—	—	1,024,296

Balance, December 31, 2005	6,547	65	2,600,860	277,877	5,582,240	1,959	(1,284,414)	(47,524)	7,129,104

Issuance of common stock	110	1	264,023	—	—	—	—	(261,384)	2,640

Collection of stock subscriptions receivable	—	—	—	—	—	—	—	15,446	15,446

Foreign currency translation adjustment	—	—	—	163,821	—	—	—	—	163,821

Net income	—	—	—	—	1,975,791	—	—	—	1,975,791

Balance, December 31, 2006	6,657	$66	$2,864,883	$441,698	$7,558,031	1,959	$(1,284,414)	$(293,462)	$9,286,802

The accompanying notes are an integral part of these consolidated financial statements.

SIMAT, HELLIESEN & EICHNER, INC.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$1,975,791	$1,024,296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	459,599	463,605
Deferred tax benefit	(677,000)	(561,000)
Bad debt expense	1,044,491	813,501
Loss on disposition of property and equipment	—	1,492
Change in assets and liabilities:
Accounts receivable and work-in-process	(119,966)	(1,317,063)
Prepaid expenses and other current assets	(141,522)	(36,963)
Other assets	(32,500)	(7,730)
Income taxes payable	61,189	6,437
Accrued expenses and other current liabilities	750,554	1,116,388
Deferred compensation obligation	400,601	370,351

Net cash provided by operating activities	3,721,237	1,873,314

Cash flows from investing activities:
Purchase of property and equipment	(328,170)	(311,268)
Capitalization of computer software	(147,471)	—
Purchase of investments	(370,351)	(320,351)

Cash used in investing activities	(845,992)	(631,619)

Cash flows from financing activities:
Repayment of long-term debt	(162,949)	(166,546)
Repayment of term note - bank	(500,000)	(500,000)
Proceeds from stock subscriptions receivable	15,446	18,394
Issuance of common stock	2,640	480
Repayment of subordinated notes payable - former shareholder	(100,000)	(100,000)

Net cash used in financing activities	(744,863)	(747,672)

Effect of exchange rate changes on cash	216,497	(151,061)

Net increase in cash and cash equivalents	2,346,879	342,962

Cash and cash equivalents, beginning of year	2,030,620	1,687,658

Cash and cash equivalents, end of year	$4,377,499	$2,030,620

The accompanying notes are an integral part of these consolidated financial statements.

SIMAT, HELLIESEN & EICHNER, INC.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Concluded)

For the Years Ended December 31, 2006 and 2005

Supplemental Disclosures of Cash Flow Information

	2006	2005
Cash paid during the year for:
Interest	$157,408	$181,062
Income taxes	$1,824,139	$1,317,057

Supplemental Schedule of Non-Cash Investing and Financing Activities

Issuance of common stock in exchange for note receivable	$261,384	$47,524

Purchase of treasury stock through the issuance of notes	$—	$12,750

The accompanying notes are an integral part of these consolidated financial statements.

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1—The Company, Principles of Consolidation and Business Acquisition

Simat, Helliesen & Eichner, Inc. (“SH&E”) and its subsidiaries, SH&E Limited (“Limited”), Kurth & Company, Inc. (“Kurth”) and The Center for Airport Management LLC (“CAM”) (collectively, the “Company”), provide consultancy services to the air transport industry. The Company provides services worldwide to airlines, airports, governments, development agencies and international organizations, as well as to businesses giving support and distribution to the airline industry.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Note 2—Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company earns fees for its consultancy advice and services and recognizes these fees as the services are performed. Consulting services are not always billed during the period worked and estimates are made of the amounts ultimately to be billed and collected. Adjustments of these estimates are charged or credited to income in the period in which they are determined. At December 31, 2006 and 2005, work-in-process (unbilled time) approximated $222,000 and $1,649,000, respectively.

Revenue generated from the sale of internally developed software is recognized upon the delivery of the product.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets’ estimated lives ranging from three to seven years. Leasehold improvements are amortized over the lesser of the lease terms or the assets’ useful lives. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Capitalized Software Costs

The Company capitalizes the qualifying costs of developing its software products. Capitalization of costs requires that technological feasibility has been established. Development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Annual amortization is computed by the straight-line method over the remaining estimated economic life. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies.

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Realization of capitalized software costs is subject to the Company’s ability to market its software products in the future and generate cash flows sufficient to support future operations. Capitalized software development costs for the year ended December 31, 2006 amounted to approximately $147,000. There were no software development costs capitalized during the year ended December 31, 2005. Amortization of the software development costs charged to operations for the years ended December 31, 2006 and 2005 totaled approximately $50,000 and $110,000, respectively. The Company did not incur any research and development costs in 2005.

Intangible Assets

Intangible assets include identifiable intangible assets and other proprietary assets, principally a customer list, which is being amortized on a straight-line basis over an estimated useful life of fifteen years. Amortization expense charged to operations during each of the years ended December 31, 2006 and 2005 was approximately $82,000. The estimated amortization of intangible assets for each of the next five years is estimated at $82,000.

Investments

Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value on the consolidated balance sheets, with the change in fair value during the period excluded from earnings and recorded net of tax as a separate component of equity.

Income Taxes

SH&E and its domestic subsidiaries (Kurth and CAM) file a consolidated federal income tax return. Limited is subject to taxes in the United Kingdom (see Note 9).

Goodwill

Goodwill represents the aggregate excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized and the Company is required to test goodwill at least annually for impairment.

Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that the cost of a long-lived asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market or discounted cash flow value is required.

Foreign Currency Translation

Net exchange gains or losses resulting from the translation of assets and liabilities of the foreign subsidiary are accumulated in a separate section of shareholders’ equity titled “accumulated other comprehensive income.” At December 31, 2006 and 2005, accumulated other comprehensive income is comprised solely of foreign currency translation adjustments, net of income tax effect.

Advertising Expenses

Advertising expenses are charged to operations in the period in which they are incurred. Advertising expenses for the years ended December 31, 2006 and 2005 approximated $23,400 and $31,400, respectively.

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 3—Property and Equipment

At December 31, property and equipment consists of:

	2006	2005
Computer equipment	$958,901	$754,014
Furniture and fixtures	261,498	263,088
Office equipment	142,716	180,078
Leasehold improvements	399,334	403,616

	1,762,449	1,600,796
Less: Accumulated depreciation and amortization	1,177,108	1,016,122

	$585,341	$584,674

Note 4—Investments

The Company’s investments in mutual funds are held for an indefinite period and, therefore, are classified as available-for-sale. At December 31, 2006 and 2005, the cost of the investments approximated market value, which amounted to approximately $1,323,000 and $868,000, respectively. The Company made these investments to provide funding for the deferred compensation obligation (see Note 10).

Note 5—Credit Facility

The Company maintains an unsecured $1,000,000 working capital revolving credit facility with a German bank, Landesbank Hessen-Thuringen Girozentrale, New York Branch (“Helaba”) through August 2007. Interest is payable monthly on outstanding borrowings at a per annum rate of the LIBOR rate plus 1% (6.3% at December 31, 2006). In addition, the Company is charged an annual fee equal to .5% of the total commitment whether or not borrowings are drawn against it. There were no outstanding loans payable to Helaba at December 31, 2006 and 2005. The credit facility is guaranteed by Lufthansa Consulting GmbH, a related party (see Note 12).

Note 6—Note Payable – Bank

The Company has an unsecured loan agreement with Helaba. The loan is due June 10, 2009. Interest is payable monthly at a per annum rate equal to the LIBOR rate plus 1.1% (6.4% at December 31, 2006). The agreement provides for the Company, at its option, to pay down the note in $500,000 increments. At December 31, 2006 and 2005, $1,500,000 and $2,000,000, respectively, was outstanding. The loan is guaranteed by Lufthansa Consulting GmbH, a related party (see Note 12).

Note 7—Long-Term Debt

At December 31, long-term debt consists of:

	2006	2005

Note payable to seller of CAM, with monthly installments ranging from $12,500 to $16,666 through September 2009, with interest imputed at 5.25%. The note is collateralized by the assets of CAM. The net book value of the assets at December 31, 2006 was approximately $1,294,000

	$383,327	$546,276
Less: Current portion	133,047	162,949

	$250,280	$383,327

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

At December 31, 2006, maturity of long-term debt is as follows:

Year Ending December 31,
2007	$133,047
2008	140,202
2009	110,078

$383,327

Note 8—Notes Payable – Former Shareholders

In connection with purchases of treasury stock, the Company issued promissory notes to former shareholders with $579,139 and $679,139 outstanding at December 31, 2006 and 2005, respectively. The notes provide for five annual principal payments commencing after the repayment of the Helaba loan. During each of the years ended December 31, 2006 and 2005, unscheduled repayments amounting to $100,000 were made to some of the former shareholders. Interest is paid annually at the applicable federal rate in effect on the date of the note, which approximated 5% per annum at December 31, 2006. Interest charged to operations for the years ended December 31, 2006 and 2005 amounted to approximately $32,000 and $36,000, respectively.

Note 9—Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The provision for income taxes for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005
Current:
Federal	$1,074,131	$861,848
State and local	432,518	402,795
Foreign	294,294	65,629

	1,800,943	1,330,272

Deferred:
Federal	(575,000)	(477,000)
State and local	(102,000)	(84,000)

	(677,000)	(561,000)

	$1,123,943	$769,272

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The current net deferred tax asset (liability) in the accompanying consolidated balance sheets consists of the following:

	2006	2005
Current net deferred tax asset (liability):
Accrued expenses	$587,000	$499,000
Allowance for doubtful accounts	492,000	239,000
Work-in-process	(33,000)	(615,000)
Other	(84,000)	43,000

	$962,000	$166,000

The non-current net deferred tax liability in the accompanying consolidated balance sheets consists of the following:

	2006	2005
Non-current net deferred tax liability:
Property and equipment	$(109,000)	$(35,000)
Capitalized software costs	(53,000)	(10,000)
Goodwill	(642,000)	(513,000)

	$(804,000)	$(558,000)

For the years ended December 31, 2006 and 2005, the provision for taxes is higher than what would be expected if the federal statutory rate were applied to income from operations primarily because of expenses that are deductible for financial reporting purposes that are non-deductible for tax purposes.

Note 10—Retirement Plans

Defined Contribution Plans

SH&E sponsors a 401(k) defined contribution plan covering all eligible employees. SH&E matches up to 50% of all non-highly compensated employee contributions, up to a maximum of 6% of eligible compensation. Employees may contribute up to 80% of their compensation. Defined contribution expense for the plan was approximately $50,000 for each of the years ended December 31, 2006 and 2005.

Limited maintains a defined contribution plan for the Company’s European employees. Defined contribution expense for this plan amounted to approximately $108,000 and $95,000 for the years ended December 31, 2006 and 2005, respectively.

Employee Stock Ownership Plan

The Company adopted an Employee Stock Ownership Plan (“ESOP”) effective January 1, 1996. The ESOP covers all employees who have completed one year of service and have attained the age of twenty-one. The Company contributes amounts as determined annually by its board of directors. Vesting occurs at a rate of 20% per year commencing after three years. At December 31, 2006 and 2005, there were 410 shares held by the ESOP, all of which were allocated.

Contributions to the ESOP charged to operations for the years ended December 31, 2006 and 2005 amounted to $327,000 and $325,000, respectively.

In the event a terminated plan participant desires to sell his or her shares of the Company’s stock, or for certain employees who elect to diversify their account balances, the Company is required to purchase the shares from the participant at their fair market value.

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Deferred Compensation Plan

In March 2003, the Company established an unqualified deferred compensation plan for key employees. Contributions by the Company are at its discretion. Contributions charged to operations for the years ended December 31, 2006 and 2005 were approximately $401,000 and $370,000, respectively.

Note 11—Shareholders’ Equity

Common Stock

As consideration for shares issued to new shareholders, the Company received stock subscription notes. The notes, which bear interest at 5.25%, payable annually, provide for ten equal annual installments of principal through May 2015, with a 50% balloon payment due in May 2016, and are collateralized by the shares issued. At December 31, 2006 and 2005, the outstanding stock subscriptions receivable were $293,462 and $47,524, respectively. Interest income recognized for the years ended December 31, 2006 and 2005 approximated $13,000 and $1,000, respectively.

Treasury Stock

During the year ended December 31, 2005, the Company reacquired forty-two shares of its then issued and outstanding common stock from a former shareholder. As consideration for the treasury shares, the Company issued subordinated promissory notes in the amount of $12,750 (see Note 8).

Note 12—Related Party Transactions

At December 31, 2006 and 2005, the Company owed $575,000 and $469,000, respectively, to Lufthansa Systems America, Inc. (“LSYA”), a wholly-owned subsidiary of Lufthansa Systems GmbH (“LSY”) (a former shareholder of the Company—see Note 14). These amounts are included in accrued expenses and other current liabilities on the accompanying consolidated balance sheets. LSYA provided certain general and administrative services to SH&E upon its request and SH&E was obligated to pay for such services rendered at rates customarily charged for equivalent services by unrelated third parties in arms-length transactions. For each of the years ended December 31, 2006 and 2005, amounts charged to operations for services rendered amounted to $400,000.

During 2006, Lufthansa Consulting GmbH (“LC”) assumed the position of guarantor from LSY of the Company’s term loan and credit line with Helaba. There was no financing charge from LC as guarantor for the year ended December 31, 2006. For the year ended December 31, 2005, LSY charged the Company $20,000 as a financing charge for LSY’s former position as guarantor.

Note 13—Concentration of Credit Risk

Cash and Cash Equivalents

The Company maintains cash balances at several banks. Bank accounts of SH&E, Kurth and CAM are insured by the Federal Deposit Insurance Corporation up to $100,000. Limited had cash deposits in foreign banks, which were also uninsured. In addition, the Company maintains cash balances in money market funds. Such balances are not insured.

Accounts Receivable

The Company performs ongoing credit evaluations of its customers and provides reserves for potential credit losses.

At December 31, 2006 and 2005, the Company had approximately 30% and 20%, respectively, of its accounts receivable from foreign-based clients.

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 14—Commitments, Contingencies and Other Comments

Leases

The Company leases office space under non-cancellable operating leases through 2012. As of December 31, 2006, minimum aggregate annual rentals, excluding escalation charges, are as follows:

Year Ending December 31,
2007	$1,391,000
2008	1,370,000
2009	1,359,000
2010	1,138,000
2011	922,000
Thereafter	922,000

$7,102,000

Rent expense charged to operations for the years ended December 31, 2006 and 2005 amounted to approximately $1,769,000 and $1,443,000, respectively.

Shareholders’ Agreement

The Company and its shareholders are party to an agreement (the “SH Agreement”) whereby LSY acquired 49% of the outstanding common stock from the shareholders of SH&E.

Under the terms of the SH Agreement, if LSY proposes to transfer any of the SH&E shares it holds, the Company and/or the SH&E shareholders shall have the option to exercise first offer rights and purchase the shares offered for an agreed-upon price, even if it is less than the offer price. In the event the Company requires funding to facilitate its first offer rights, LSY will provide a loan to the Company and/or its majority shareholders.

If at any time prior to the date on which LSY shall own less than 25% of the issued and outstanding shares of SH&E, the Company proposes to issue and sell shares of common stock to any person, up to a maximum of 5% of the total shares outstanding, LSY shall have the right to elect to purchase a number of equivalent shares at the same issue price.

On December 11, 2006, LSY transferred all of its shares of common stock of SH&E to LC. Additionally, the SH Agreement was amended to substitute LC as a shareholder and party to the SH Agreement. The December 11, 2006 amendment reflects the transfer and related assignment and assumption of LSY’s rights as an SH&E shareholder to LC.

Employment Agreements

The Company has Executive Employment Agreements (the “Contracts”) with Mr. David H. Treitel and Ms. Deborah T. Meehan. The agreements expire on March 31, 2012. Under the provisions of the Contracts, Mr. Treitel will serve as Chief Executive Officer of the Company and Ms. Meehan will serve as President of the Company for a minimum base salary, as adjusted, of approximately $470,000 and $352,000, respectively, plus guaranteed annual bonuses that can range up to 100% of the base salaries per contract year based on specified operating results of the Company. The Contracts also require the Company to maintain executive life insurance policies sufficient to protect its interests and provide other defined fringe benefits to Mr. Treitel and Ms. Meehan for the term of the Contracts.

SIMAT HELLIESEN & EICHNER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Under an Executive Employment Agreement (the “Contract”) with Tom Ricapito, Mr. Ricapito will serve as Chief Financial Officer of the Company and its subsidiaries. The agreement is reviewed and renewed on an annual basis. Under the Contract, Mr. Ricapito’s minimum base annual salary is approximately $180,000. Under the Contract, Mr. Ricapito shall be eligible, but not guaranteed, to receive an annual bonus calculated as a percentage of base salary.